Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-200658) of Fairfax Financial Holdings Limited of our report dated March 6, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Exhibit 99.2 in the Annual Report on Form 40-F for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

May 1, 2020

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